UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2013

Date of Report (Date of earliest event reported)

THE PAWS PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

455 N.E. 5th Avenue, Suite D464, Delray Beach, Fl.	33483
(Address of Principal Executive Offices)	(Zip Code)

(561) 886 7108

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales Of Equity Securities

Effective May 10, 2013,The PAWS Pet Company Inc. (“PAWS”) entered into (i) Settlement Agreements with Bellevue Holdings, Inc. and Fantasy Funding, Inc.; (ii) a Securities Exchange Agreement with Bellevue Holdings, Inc. and (iii) Securities Exchange Agreements with Fantasy Funding, Inc. and Destiny Diversification Holdings Corp., whereby the parties exchanged PAWS convertible notes and common stock purchase warrants for an aggregate of 2,415 shares of PAWS Series C preferred stock (the “Series C Stock”).

Each share of Series C Stock is convertible into 20,000 shares of PAWS common stock, with a conversion ratio of $0.005. Allthe 2,415 shares of Series C Stock issued in the foregoing exchange are convertible into a total of 48,300,000 shares of PAWS common stock. The exchanges were made pursuant to the exemption from registration under Section 3 (a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

On May 10, 2013 PAWS also entered into an agreement to sell 325 Series C Stock to Destiny Diversification Holdings Corp for a cash payment of $25,000 and an additional payment on June 1, 2013 of $7,500. The 325 Series C Stock issued in that transaction are convertible into a total of 6,500,000 shares of PAWS common stock. The foregoing transaction was made pursuant to the exemption from registration under Section 4 (a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Effective June 1, 2013, pursuant to the Securities Exchange Agreement dated March 9, 2013 between PAWS and the then members of Advanced Access Pharmacy Services, LLC (“AAPS”)(as reported in a Current Report on Form 10-K filed on March 15, 2013), PAWS has added Evon L. Midei and Dr. Jonathan Renkas to its Board of Directors.

Evon L. Midei, 62, is a registered pharmacist with over 35 years’ experience in pharmacy operations, pharmacy management and executive level hospital administration. Since 2011, Mr. Midei has served as independent consultant with Empire Pharmacy Consultations in Miami, Florida, providing management and other operational consulting services to various pharmacy and healthcare organizations. From 1995 to 2010, he was a pharmacist with CVS in Allentown, Pennsylvania. In 1996, he was Director of Operations for Raytel Medical Corporation in Windsor, Canada. From 1982 to 1995, he was employed by St. Luke’s Hospital in Allentown, Pennsylvania, where he initially was Risk Manager/Special Projects Administrator. During his tenure at the hospital, he rose to become Senior Vice President and Chief Operating Officer, serving in such position from 1993 to 1995. In such capacity, he was responsible for day to day operations of the hospital and its affiliated businesses. He also negotiated managed care contracts of all types with manage care organizations, physicians, employers and government agencies. Prior to joining St. Luke’s, Mr. Midei occupied various positions in the healthcare and pharmacy industry, including Pharmacist Manager of Thrift Drugs, in Bethlehem, Pennsylvania from 1973 to 1979, where he managed all aspects of the operation of this multi-million dollar community pharmacy.

We believe that Mr. Midei’s experience in pharmacy operations, pharmacy management and executive level hospital administration make him a valuable addition to PAWS’ board of directors.

Jonathan Renkas, M.D., 45, is a practicing emergency room physician in the Chicago, Illinois area, where he has been affiliated with West Suburban Medical Center since March 2013 and Ingalls Community Hospital since 2011. Prior thereto, he was affiliated with various hospitals in Wisconsin and Indiana since 2006. From 2004 to 2006, he served as Senior Vice President and Chief Medical Officer of U.S. Asthma Care, based in Fort Worth, Texas and contemporaneously as Utilization Management Medical Director of Midland Management Company. Since 2006, he has also served on a consulting basis as Senior Quality Management Analyst for Sterling HealthCare Initiatives in Chicago, Illinois.

We believe that Dr. Renkas’ clinical expertise combined with his experience inmanaged care, make him a valuable addition to PAWS’ board.

We do not currently have any written agreements or other arrangements with Mr. Midei and Dr. Rentas to compensate them for serving as directors of PAWS.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Bellevue Securities Exchange Agreement 2011 Warrants
10.2	Bellevue Settlement Agreement
10.3	Fantasy Securities Exchange Agreement 2010 Note
10.4	Fantasy Securities Exchange Agreement 2011 Warrants
10.5	Fantasy Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PAWS Pet Company, Inc.

DATE: June 7, 2013	By:	/s/ Daniel Wiesel
Daniel Wiesel
Chief Executive Officer